Delaware PAGE 1

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LA SOLUCION, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAYOF DECEMBER, A.D. 2007, AT 10:58 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3959206 8100 071340048 You may verify this certification online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6251353 DATE: 12-19-07

State of Delaware Secret of State Division of Corporatlons Delivered 10:57 AM 12/19/2007 FILED 10:58 AM 12/19/2007 SRV 071340048 - 3959206 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LA SOLUCION, INC.

La Solucion, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1.            The Certificate of Incorporation of the Corporation is hereby amended by deletingArticle IV thereof in its entirety and inserting the following in lieu thereof:

"The total number of shares of stock of which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000), which shall be divided into two classes as follows: One Hundred Million (100,000,000) shares of common stock, $0.0001 par value per share, and Five Million (5,000,000) shares of preferred stock, $0.0001 par value per share.

Effective as of 5:00 pm, New York time, on December 18, 2007 (the "Effective Time") each share of the Corporation's common stock, $0.0001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 4.20168 shares of common stock, $0.0001 par value per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 4.20168."

2.     The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

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[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, La Solucion, Inc. has caused this Certificate to be executed by its duly authorized officer on this 18th day of December, 2007.

LA SOLUCION, INC.

By:	/s/ Raymond Tejeda-Acevedo
Name: Raymond Tejeda-Acevedo
Title: President and Chief Executive Officer